Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Amendment No. 13 to the Registration Statement on Form F-1 of Lannister Mining Corp. of our report dated January 28, 2026, relating to the consolidated financial statements as of and for the year ended September 30, 2025, which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the aforementioned Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

September 16, 2026

DAVIDSON & COMPANY LLP	1200 – 609 Granville Street PO BOX 10372, Pacific Centre Vancouver, BC V7Y 1G6 T 604 687 0947	1020 – 10201 Southport Rd SW Calgary, AB T2W 4X9 T 403 259 4519	davidson-co.com